Exhibit 5.1

March 7, 2013

Expedia, Inc.

333 108th Avenue N.E.

Bellevue, WA 98004

Ladies and Gentlemen:

We refer to the Registration Statement on Form S-8 (the “Registration Statement”) under the Securities Act of 1933, as amended (the “Securities Act”), in the form in which it is to be filed on the date hereof, by Expedia, Inc., a Delaware corporation (the “Company”), with the Securities and Exchange Commission (“the Commission”), relating to the registration of 1,500,000 shares of common stock, par value $0.0001 per share (the “Common Stock”) pursuant to the Company’s 2013 Employee Stock Purchase Plan and 2013 International Employee Stock Purchase Plan (the “Plans”). This opinion is rendered pursuant to Item 601(b)(5) of Regulation S–K.

We have examined the originals, or photostatic or certified copies, of such records of the Company, certificates of officers of the Company and of public officials and such other documents as we have deemed relevant and necessary as the basis for the opinion set forth below. We have relied upon such certificates of officers of the Company and of public officials and statements and information furnished by officers of the Company with respect to the accuracy of material factual matters contained therein which were not independently established by us. In such examination we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, the conformity to original documents of all documents submitted to us as photostatic or certified copies, and the authenticity of the originals of such copies.

Based upon our examination described above, subject to the assumptions stated, it is our opinion that the Common Stock has been duly authorized and, upon issuance and sale by the Company as contemplated under the Plan against payment therefor, will be validly issued, fully paid and non-assessable.

We do not express or purport to express any opinion with respect to laws other than the General Corporation Law of the State of Delaware.

We do not undertake to advise you of any changes in our opinion expressed herein resulting from matters that may arise after the date of this letter or that hereinafter may be brought to our attention.

NEWYORK 8773768 (2K)

We hereby consent to the filing of this opinion as an exhibit to the Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or the rules and regulations of the Commission thereunder.

Very truly yours,

/s/ White & Case LLP

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